Exhibit 10.38

Global Commercial Banking

May 25, 2011

Middlesex Water Company

1500 Ronson Road

Iselin, New Jersey 08830

Attention: Mr. Bruce O'Connor, Vice President and Chief Financial Officer

Re: Extension of Maturity Date

Dear Mr. O'Connor:

Reference is made to the Master Promissory Note, dated February 2, 2009 (the "Note") in the original maximum principal amount of Twenty Five Million and 00/100 Dollars ($25,000,000), executed by Middlesex Water Company a New Jersey corporation (the "Borrower") and delivered to Bank of America, N.A. (the "Bank"), and the Uncommitted Line of Credit Letter Agreement, dated February 2, 2009, between the Borrower and Bank (the "Letter Agreement"). The Note, Letter Agreement, and any and all other documents, instruments, and agreements executed in connection therewith are referred to herein as the "Loan Documents". Capitalized terms used herein shall have the meaning ascribed to them in the Loan Documents.

The Borrower has requested that the Note, the Letter Agreement, and all documents, instruments, agreements and amendments that evidence, govern or secure the Note (together with the Note, and the Loan Documents) be modified for the purpose of extending the Maturity Date (as such terms is defined in the Loan Documents) and the Bank has agreed to such extension.

The Bank agrees that the Maturity Date as set forth in the Loan Documents shall be extended from May 30, 2011 to May 30, 2012.

Upon (a) the execution and delivery of this Letter Agreement by the Borrower and (b) receipt by the Bank of any unpaid payments under the Loan Documents, if any, through but not including the date of the execution and de livery of this letter and the extension set forth in this letter shall be effective and enforceable against the Borrower. Nothing herein contained or implied shall be construed as a waiver of any other provision of the Loan Documents or any other document executed in connection with the Loan Documents or a waiver of any presently existing or future default in the non-payment of principal and/or interest or any other amounts due under the Loan Documents.

The Borrower hereby warrants and represents that the representations and warranties contained in the Loan Documents continue to be true and correct and that no event of default, and no event which with the giving of notice or lapse of time or both would become an event of default, has occurred or is continuing under the Loan Documents. The Borrower acknowledges that as of the date hereof there are no offsets, defenses, claims, counterclaims, charges or deductions of any nature against amounts due and owing under the Note or against the Bank or any of its officers, directors or employers.

Bank of America, N.A., NJ6-502-03-08
750 Walnut Avenue, Cranford, NJ 07016

Member FDIC

The Borrower hereby ratifies and confirms all respects and without condition all of the terms and provisions of the Loan Documents, as modified herein, as applicable, and each agrees that said terms and provisions, except to the extent expressly modified herein, continue in full force and effect.

This letter shall be binding upon the Borrower and each endorser and guarantor of the Loan Documents and their respective successors, heirs and assigns and shall inure to the benefit of the Bank and its successors and assigns. This Agreement shall take effect as a sealed instrument and shall be governed by the laws of the State of New Jersey.

In no event shall this letter agreement constitute or be construed as a waiver or release of the obligations of any maker, guarantor, endorser or other person liable for the Borrower's obligations under the Note, and the obligations of such parties shall remain in full force and effect.

If this letter extending the Maturity Date is acceptable, please acknowledge below and return the acknowledged copy to me.

If you have any questions, please contact me.

Sincerely,

Bank of America, N.A.

By:	/s/Lori A. Moylan
Lori A. Moylan
TITLE: Senior Vice President

This letter is agreed to by:

WITNESS:		MIDDLESEX WATER COMPANY

By:	/s/ Kenneth J. Quinn	By:	/s/A. Bruce O’Connor
	Kenneth J. Quinn		NAME:
	VP, General Counsel,		TITLE: VP&CFO
Secretary & Treasurer

·2·

February 2, 2009

Middlesex Water Company

1500 Ronson Road

Iselin, NJ 08830

Attn: Mr. Bruce O’Connor, Chief Financial Officer

Re: Uncommitted Line of Credit

Dear Mr. O’Connor:

We are pleased to advise you that BANK OF AMERICA, N.A. (the “Lender”) has established for Middlesex Water Company, a New Jersey corporation (the “Borrower”), an uncommitted line of credit with aggregate advances (“Loans”) outstanding thereunder not at any time to exceed Twenty Five Million Dollars ($25,000,000). The terms and conditions of the line of credit are as follows:

Loans

Discretionary:	All Loans under this line of credit shall be at the sole discretion of the Lender. This letter is not a commitment by the Lender to extend credit.
Principal:	The outstanding principal of each Loan shall be due and payable on the earlier of (a) the maturity date for such Loan agreed to by the Lender and the Borrower at time such Loan is made, and (b) the Maturity Date.
Interest:	Each Loan shall bear interest at the rate of interest agreed to by the Lender and the Borrower at the time such Loan is made. Accrued and unpaid interest on each Loan shall be due and payable on the date that such Loan is payable. No Loan shall have a maturity of more than ninety (90) days or three months (whichever is longer) after the date made.
Maturity Date:	May 30, 2010.
Requests for Loans:	Any request for a Loan must be received by the Lender at the address, telephone number or facsimile number listed below the Lender’s signature not later than 11:00 a.m., EST time, on the date of the requested Loan (which must be a day on which the Lender is open to conduct substantially all of its business).
Documentation:	The Loans shall be evidenced by a promissory note satisfactory in form and substance to the Lender executed by the Borrower. The Borrower shall execute and deliver to the Lender such other documents as the Lender may reasonably request from time to time.

Financial Information:	To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time.

(a) Within ninety (90) days of the close of each fiscal year the Borrower’s annual Form 10-K, which shall include, but not be limited to, the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such fiscal year, each such statement to be certified by the chief financial or accounting officer of the Borrower, in each case as having been prepared in accordance with GAAP consistently applied and certified by a firm of independent certified public accountants satisfactory to the Bank;

(b) Within forty-five (45) days of the close of each fiscal quarter of the Borrower, the Borrower’s 10-Q, which shall include, but not be limited to, the consolidated and consolidating balance sheet, statements of income and retained earnings and cash flows of the Borrower and its subsidiaries as of the last day of and for such quarter and for the portion of the fiscal year end then elapsed, each such statement to be certified by the chief financial or accounting officer of the Guarantor, in each case as having been prepared in accordance with GAAP consistently applied.

Notice:	The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

Please indicate your acknowledgment of the foregoing by signing and returning the enclosed copy of this letter to the undersigned at the address noted below.

Very truly yours,
BANK OF AMERICA, N.A.
By	/s/ Lori A. Moylan
Name	Lori A. Moylan
Title	Senior Vice President
Address: 750 Walnut Street, Cranford, New Jersey 07016

Acknowledged and agreed:
Middlesex Water Company
By:	/s/ A. Bruce O’Connor
Name/Title:	A. Bruce O’Connor-Vice President
and Chief Financial Officer

MASTER PROMISSORY NOTE

$25,000,000	February 2, 2009

FOR VALUE RECEIVED, the undersigned, MIDDLESEX WATER COMPANY, a New Jersey corporation (the “Borrower”), hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Lender”), at its office at 750 Walnut Avenue, Cranford, New Jersey 07016 (or at such other place as the Lender may designate from time to time), in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Five Million Dollars ($25,000,000) or such lesser amount as shall equal the aggregate unpaid principal amount of the advances (the “Loans”) made by the Lender to the Borrower under this Master Promissory Note (this “Note”), and to pay interest on the unpaid principal amount of each such Loan at the rates per annum and on the dates specified below.

Each Loan hereunder shall be at the sole discretion of the Lender. Each Loan shall have a maturity date and shall bear interest at the rate per annum quoted to the Borrower by the Lender and accepted by the Borrower prior to the making of such Loan (which acceptance shall in any event be deemed to occur upon receipt by the Borrower of the proceeds of any Loan). Each Loan, and accrued and unpaid interest thereon, shall be due and payable, on the earlier of (a) the maturity date of such Loan, or (b) May 30, 2010 (“Maturity Date”). No Loan shall have a maturity of more than ninety (90) days or three months (whichever is longer) after the date made. No Loan shall have a maturity beyond the Maturity Date. The Lender may, if and to the extent any payment is not made when due hereunder, charge from time to time against any or all of the Borrower’s accounts with the Lender any amount so due.

The date, amount, interest rate, and maturity date of each Loan, and each payment of principal and interest hereon, shall be recorded by the Lender on its books, which recordations shall, in the absence of manifest error, be conclusive as to such matters; provided that the failure of the Lender to make any such recordation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder.

The Borrower may not prepay any Loan in whole or in part without the Lender’s prior written consent; provided, however, that if any such prepayment is made the Borrower shall at the time of prepayment compensate the Lender for any loss, cost, or expense that the Lender incurs as a result of such prepayment. In addition, the Borrower shall compensate the Lender for any loss, cost or expense that the Lender incurs as a result of a prepayment by reason of acceleration of the indebtedness hereunder.

Interest shall be computed on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day). Overdue principal and, to the extent permitted by applicable law, interest shall bear interest, payable upon demand, for each day from and including the due date to but excluding the date of actual payment at a rate per annum equal to the sum of 2% plus the rate of interest publicly announced by the Lender from time to time as its prime rate. The Lender’s prime rate is a rate set by the Lender based upon various factors including the Lender’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Whenever any payment under this Note is due on a day that is not a day the Lender is open to conduct substantially all of its business, such payment shall be made on the next succeeding day on which the Lender is open to conduct substantially all of its business, and such extension of time shall in such case be included in the computation of the payment of interest.

Each of the following shall constitute an Event of Default hereunder: (a) the Borrower shall fail to pay when due any principal of or interest on any Loan; (b) a default or event of default shall occur under the terms of any other indebtedness for which the Borrower or any of its subsidiaries is liable, whether as principal obligor, guarantor, or otherwise having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of $10,000,000; (c) any representation, warranty, certification, or statement made or deemed made by the Borrower to the Lender shall prove to have been incorrect or misleading in any material respect; (d) the Borrower shall dissolve, liquidate, or terminate its legal existence or shall convey, transfer, lease, or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity; (e) a petition shall be filed by or against the Borrower or any of its subsidiaries under any law relating to bankruptcy, reorganization, or insolvency, or (f) the Borrower or any of its subsidiaries shall make an assignment for the benefit of creditors or fail generally to pay its debts as they become due, or a receiver, trustee, or similar official shall be appointed over the Borrower or any of its subsidiaries or a substantial portion of any of their respective assets. If an Event of Default shall have occurred and be continuing, the Lender may declare the outstanding principal of and accrued and unpaid interest on this Note, together with all other amounts payable hereunder, to be immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that upon the occurrence with respect to the Borrower of any event specified in clause (e) of the preceding sentence, the outstanding principal and accrued and unpaid interest on this Note, together with all other amounts payable hereunder, shall become immediately due and payable without presentment, protest, demand, or other notice of any kind, all of which are hereby waived by the Borrower.

The request of the Borrower for any Loan and the receipt by the Borrower of the proceeds thereof shall be deemed a representation by the Borrower as of the date of each such request or receipt that no Event of Default has occurred and that the Borrower is duly authorized to incur such indebtedness hereunder.

No failure or delay by the Lender in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies of the Lender provided herein shall be cumulative and not exclusive of any other rights or remedies provided by law. If any provision of this Note shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof. No provision of this Note may be modified or waived except by a written instrument signed by the Lender and the Borrower.

The Lender shall incur no liability to the Borrower in acting upon any telephone, telex, or other communication that the Lender in good faith believes has been given by an authorized representative of the Borrower.

The Lender may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, this Note or any Loan or Loans hereunder.

The Borrower shall pay on demand all costs and expenses (including reasonable attorneys’ fees and the allocated costs of internal counsel) incurred by the Lender in connection with any Event of Default or the enforcement or attempted enforcement of this Note.

Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excessive interest shall be applied to the principal of this Note or, if it exceeds the unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the stated term of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New Jersey. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in New Jersey as determined appropriate by the Lender for the purposes of all legal proceedings arising out of or relating to this Note. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower and the Lender by acceptance of this Note hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

THIS NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

MIDDLESEX WATER COMPANY
	By:	/s/ A. Bruce O’Connor
	Name:	A. Bruce O’Connor
	Title:	Vice President and Chief Financial Officer

WITNESS:

/s/ Kenneth J. Quinn
Kenneth J. Quinn Secretary